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As filed with the Securities and Exchange Commission on October 31, 2019

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

California Water Service Group
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of
Incorporation or Organization)

77-0448994
(IRS Employer Identification Number)

1720 North First Street, San Jose, CA 95112
(408) 367-8200
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

Thomas F. Smegal III
Vice President, Chief Financial Officer and Treasurer
California Water Service Group
1720 North First Street
San Jose, California 95112
(408) 367-8200
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

with a copy to:

Douglas D. Smith, Esq.
Todd J. Trattner, Esq.
Gibson, Dunn & Crutcher LLP
555 Mission Street, Suite 3000
San Francisco, California 94105
(415) 393-8200

Approximate Date of Commencement of Proposed Sale to the Public:
From time to time after the effective date of this registration statement.

          If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

          If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

          If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

          If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐ Emerging growth company ☐

          If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, par value $0.01 per share	(1)	(1)	(1)	(2)

(1)
An indeterminate number and amount of securities to be offered at indeterminate prices is being registered pursuant to this registration statement.

(2)
The registrant is deferring payment of the registration fee pursuant to Rule 456(b) and is excluding this information in reliance on Rule 456(b) and Rule 457(r).

PROSPECTUS

California Water Service Group
1720 North First Street
San Jose, CA 95112
408-367-8200

Common Stock

        California Water Service Group may offer from time to time shares of its common stock, which are also referred to as the "securities" in this prospectus.

        This prospectus provides you with a general description of the securities that may be offered. These securities may be offered in amounts, prices and on terms determined at the time of the sale. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this prospectus. You should read both this prospectus and any prospectus supplement, together with the additional information described under the heading "Where You Can Find More Information" beginning on page 10 of this prospectus, before you make your investment decision.

        The securities may be sold directly to you, through agents, or through underwriters and dealers. If agents, underwriters or dealers are used to sell these securities, we will name them and describe their compensation in a prospectus supplement.

        California Water Service Group's common stock trades on the New York Stock Exchange under the symbol "CWT."

        Investing in these securities involves risks. See "Risk Factors" beginning on page 2 of this prospectus, in the applicable prospectus supplement and in the documents incorporated by reference.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 31, 2019.

        Unless the context otherwise requires, throughout this prospectus the terms "we," "us" and "our" refer to California Water Service Group.

ABOUT THIS PROSPECTUS

        This document is called a prospectus and is part of an automatic shelf registration statement that we have filed with the Securities and Exchange Commission ("SEC") using a "shelf" registration process. Under this shelf process, we may, from time to time, sell the securities described in this prospectus in one or more offerings.

        This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement containing specific information about the terms of the securities being offered. The prospectus supplement may also add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading "Where You Can Find More Information." We may also prepare free writing prospectuses that describe particular securities. Any free writing prospectus should also be read in connection with this prospectus and with any applicable prospectus supplement. For purposes of this prospectus, any reference to an applicable prospectus supplement may also refer to a free writing prospectus, unless the context otherwise requires. We have not authorized anyone to provide you with any information other than that contained in, or incorporated by reference into, this prospectus and the applicable prospectus supplement, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. If anyone provides you with different, additional or inconsistent information, you should not rely on it.

        This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of their respective dates, or in the case of the documents incorporated by reference, the date of such documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

        The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part. The registration statement, including the exhibits, can be obtained from the SEC website referenced under the heading "Where You Can Find More Information."

        This prospectus and the information incorporated herein by reference include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus, any applicable prospectus supplement or any related free writing prospectus are the property of their respective owners.

 RISK FACTORS

        Investing in our securities involves risks. Before making an investment decision, you should carefully review the information contained in the other sections of this prospectus and the applicable prospectus supplement. Furthermore, you should carefully consider the risk factors and other information set forth or incorporated by reference in our annual report on Form 10-K for the year ended December 31, 2018 and quarterly reports on Form 10-Q for the quarters ended March 31, 2019 and June 30, 2019 as well as other information incorporated by reference in this prospectus and the applicable prospectus supplement, as such risk factors and other information may be updated from time to time by our subsequent reports and other filings under the Securities Exchange Act of 1934 (the "Exchange Act").

        The risks and uncertainties described are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations, financial results and the value of our securities.

 ABOUT THE COMPANY

        We are a holding company incorporated in Delaware with six operating subsidiaries:

  •
  California Water Service Company;

  •
  New Mexico Water Service Company;

  •
  Washington Water Service Company;

  •
  Hawaii Water Service Company, Inc.;

  •
  CWS Utility Services; and

  •
  HWS Utility Services LLC.

        California Water Service Company, New Mexico Water Service Company, Washington Water Service Company, and Hawaii Water Service Company, Inc. are regulated public utilities. The regulated utility entities also provide some non-regulated services. CWS Utility Services and HWS Utility Services hold non-utility property and provide non-regulated services to private companies and municipalities outside of California. California Water Service Company was the original operating company and began operations in 1926.

        Our business is conducted through our operating subsidiaries and we provide utility services to approximately two million people. The bulk of the business consists of the production, purchase, storage, treatment, testing, distribution and sale of water for domestic, industrial, public and irrigation uses, and for fire protection. In some areas we provide wastewater collections and treatment services, including treatment which allows water recycling. We also provide non-regulated water-related services under agreements with municipalities and other private companies. The non-regulated services include full water system operation, billing and meter reading services. Non-regulated operations also include the lease of communication antenna sites, lab services and promotion of other non-regulated services.

        Our common stock is traded on the New York Stock Exchange under the symbol "CWT."

 USE OF PROCEEDS

        Unless otherwise specified in a prospectus supplement accompanying this prospectus, we intend to use the net proceeds from the sale of the securities for general corporate purposes, which may include, without limitation, working capital, construction and acquisition expenditures, investments and repurchases and redemptions of securities. We may find it necessary or advisable to use the net proceeds for other purposes, and we will have broad discretion in the application of the net proceeds. Pending the use of the net proceeds described above, we plan to invest the net proceeds from the sale of the securities in a variety of capital preservation investments, including short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

DESCRIPTION OF CAPITAL STOCK

Common Stock

        Our certificate of incorporation authorizes the issuance of up to 68,000,000 common shares, par value $0.01 per share. There were 48,145,000 shares of our common stock issued and outstanding as of September 30, 2019.

        There were 1,925 stockholders of record of our common stock at August 12, 2019. Our common stock is listed on the New York Stock Exchange under the symbol "CWT." We intend to apply to the New York Stock Exchange to list any common stock issued under this prospectus and any prospectus supplement.

        Holders of our common stock are entitled to vote at all elections of directors and to vote or consent on all stockholder questions at the rate of one vote per share and are not entitled to cumulate their votes for the election of directors.

        Subject to the rights, privileges, preferences, restrictions and conditions attaching to any other class or series of our securities, holders of our common stock have the right to receive any dividends we declare and pay on our common stock. They also have the right to receive our remaining assets and funds upon liquidation, dissolution or winding-up, if any, after we pay to the holders of any series of our preferred stock the amounts they are entitled to, and after we pay all our debts and liabilities.

        Our common stock is subject and subordinate to any rights and preferences granted under our certificate of incorporation and any rights and preferences which may be granted to any series of preferred stock by our board pursuant to the authority conferred upon our board under our certificate of incorporation.

        After all cumulative dividends are declared and paid or set apart on any series of our preferred stock which may be outstanding, the board may declare any additional dividends on our common stock out of our surplus (the excess, if any, of our net assets over total paid-in capital) or if there is no surplus, the net profits for the current fiscal year or the fiscal year before which the dividend is declared. Our board may only declare cash dividends if after paying those dividends we would be able to pay our liabilities as they become due.

        The common stock issued by this prospectus and any related prospectus supplement will, when issued, be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights. Except for any conversion rights that may be granted to any shares of our preferred stock, no holders of any of our capital stock are entitled to purchase or otherwise participate in any of our new or additional equity offerings.

        Computershare Trust Company, N.A. is the transfer agent, registrar and dividend paying agent for our common stock. Its phone number is (800) 937-5449.

Preferred Stock

        As of the date of this prospectus, we had 241,000 shares of authorized preferred stock, none of which were outstanding. All 241,000 shares of preferred stock are undesignated.

        Pursuant to our certificate of incorporation, we may issue the undesignated shares of our preferred stock from time to time in up to eight series without stockholder approval. Subject to limitations prescribed by Delaware law, our certificate of incorporation and our amended and restated by-laws, our board of directors can determine the number of shares constituting each series of preferred stock and the designation, preferences, voting powers, qualifications, and special or relative rights or privileges of that series. These may include provisions concerning voting, redemption, dividends, dissolution, the distribution of assets, conversion or exchange, and other subjects or matters as may be fixed by resolution of the board or an authorized committee of the board.

 ANTI-TAKEOVER EFFECTS OF OUR CERTIFICATE OF INCORPORATION,
AMENDED BYLAWS AND DELAWARE LAW

        Our amended and restated by-laws contain provisions requiring advance written notice of director nominations or other proposals by stockholders and requiring directors to be free of certain affiliations with certain of our competitors. Also, we have adopted severance arrangements with our executive officers as part of their compensation packages. Furthermore, under our certificate of incorporation, stockholders may not act by written consent, and all stockholder action must be taken at a properly called and noticed meeting of stockholders.

        We are subject to Section 203 of the Delaware General Corporation Law, which provides, with certain exceptions, that a Delaware corporation may not engage in certain business combinations with a person or affiliate or associate of such person who is an "interested stockholder" for a period of three years from the date such person became an interested stockholder unless:

  •
  the transaction resulting in the acquiring person becoming an interested stockholder, or resulting in the business combination, is approved by our board of directors before the person becomes an interested stockholder;

  •
  the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned by persons who are directors and also officers, and employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

  •
  on or after the date the person becomes an interested stockholder, the business combination is approved by our board of directors and by the holders of at least 66 2/3% of the corporation's outstanding voting stock at an annual or special meeting, excluding shares owned by the interested stockholder.

        An "interested stockholder" is defined as any person that is (x) the owner of 15% or more of the outstanding voting stock of the corporation or (y) an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock at any time within the three year period immediately prior to the date on which it sought to be determined whether such person is an interested stockholder.

        Our amended and restated by-laws provide that, unless we consent in writing to the selection of an alternative forum, a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware) will be the sole and exclusive forum for any stockholder (including any beneficial owner) to bring: (a) any derivative action or proceeding brought on our behalf; (b) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or employees to us or our stockholders; (c) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, our certificate of incorporation or our amended and restated by-laws; (d) any action asserting a claim governed by the internal affairs doctrine; or (e) any other action asserting an internal corporate claim, as defined in Section 115 of the Delaware General Corporation Law; in all cases subject to the court's having personal jurisdiction over the indispensable parties named as defendants. Such exclusive forum provision does not apply to suits brought to enforce any liability or duty created by the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act.

 PLAN OF DISTRIBUTION

        We may sell the securities through one or more of the following ways:

  •
  directly to purchasers;

  •
  to or through one or more underwriters or dealers;

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  through agents; or

  •
  through a combination of any such methods of sale.

        A prospectus supplement with respect to a particular issuance of securities will set forth the terms of the offering of those securities, including the following:

  •
  name or names of any underwriters, dealers or agents;

  •
  the purchase price of the securities and the estimated amount of proceeds we will receive;

  •
  any underwriting discounts and commissions; and

  •
  any public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

        If we use underwriters in the sale, the underwriters will acquire the securities for their own account and they may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriting syndicates represented by one or more managing underwriters or one or more independent firms acting as underwriters may offer the securities to the public. In connection with the sale of securities, we may compensate the underwriters in the form of underwriting discounts and commissions. The purchasers of the securities for whom the underwriters may act as agent may also pay them commissions. Underwriters may sell the securities to or through dealers, and these dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Unless otherwise set forth in the applicable prospectus supplement, the obligations of any underwriters to purchase the securities will be subject to conditions precedent, and the underwriters will be obligated to purchase all of the securities if any are purchased.

        If we use dealers in the sale of the securities, we will sell the securities to the dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The applicable prospectus supplement will name any dealer, who may be deemed to be an underwriter, as that term is defined in the Securities Act, involved in the offer or sale of securities, and set forth any commissions or discounts we grant to the dealer.

        If we use agents in the sales of the securities, the agents may solicit offers to purchase the securities from time to time. Any of these agents, who may be deemed to be an underwriter, as that term is defined in the Securities Act, involved in the offer or sale of the securities will be named, and any commissions payable by us to such agent will be set forth, in the applicable prospectus supplement. Any agent will be acting on a reasonable efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis.

        We may designate underwriters or agents to solicit purchases of shares of our common stock for the period of their appointment and to sell securities on a periodic basis, including pursuant to "at-the-market offerings." We will do so pursuant to the terms of a distribution agreement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to a distribution agreement, we will issue and sell the shares to or through one or more underwriters or agents. During the term of any such distribution agreement, we may sell shares on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The distribution agreement may provide that any shares of our common stock sold will be sold at prices related to the then prevailing market prices for our securities. Therefore, exact figures regarding net proceeds to us or commissions to be paid are impossible to determine and will be described in the applicable prospectus supplement. The terms of each such distribution agreement will be set forth in more detail in the applicable prospectus supplement. If we offer to sell shares of our common stock through another broker dealer acting as underwriter, then such named underwriter may engage in certain transactions that stabilize, maintain or otherwise affect the price of our shares. We will describe any such activities in the applicable prospectus supplement relating to the transaction. To the extent that any named broker dealer or agent acts as agent on a best efforts basis pursuant to the terms of a distribution agreement, such broker dealer or agent will not engage in any such stabilization transactions.

        We may also sell securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to resales. The terms of those sales would be described in the applicable prospectus supplement.

        If indicated in the applicable prospectus supplement, we will authorize agents, underwriters and dealers to solicit offers to purchase securities from us at the public offering price set forth in the applicable prospectus supplement pursuant to stock purchase or delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth the commission payable for solicitation of the contracts.

        Agents, dealers and underwriters may be entitled under agreements with us to indemnification against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters or their affiliates may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of business for which they receive customary compensation.

        If indicated in the applicable prospectus supplement, one or more firms may offer and sell securities in connection with a remarketing upon their purchase, in accordance with their terms, acting as principals for their own accounts or as our agents. Any remarketing firm will be identified and the terms of its agreement, if any, with us will be described in the applicable prospectus supplement. We may be obligated to indemnify the remarketing firm against certain liabilities, including liabilities under the Securities Act, and the remarketing firm may engage in transactions with or perform services for us or our subsidiaries for customary compensation.

        Any underwriter may engage in over-allotment, stabilizing and syndicate short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions involve bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate short covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim selling concessions from dealers when the securities originally sold by the dealers are purchased in covering transactions to cover syndicate short positions. These transactions may cause the price of the securities sold in an offering to be higher than it would otherwise be. These transactions, if commenced, may be discontinued by the underwriters at any time.

        The applicable prospectus supplement relating to each offering will set forth the anticipated date of delivery of the securities.

        The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

        In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc. ("FINRA") the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate proceeds of the offering.

 LEGAL MATTERS

        Gibson, Dunn & Crutcher LLP, San Francisco, California will issue a legal opinion with respect to the validity of the securities. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

        The consolidated financial statements incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K, and the effectiveness of California Water Service Group's internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference (which report (1) expresses an unqualified opinion on the financial statements and (2) expresses an adverse opinion on the effectiveness of internal control over financial reporting because of a material weakness). Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

 WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy statements and other information regarding registrants that file electronically with the SEC at http://www.sec.gov. You also can inspect reports and other information we file at the office of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

        The SEC allows us to "incorporate by reference" into this prospectus certain information that we file with the SEC. This means that we can disclose important information to you by referring you to another document that we filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. You should read the information incorporated by reference because it is an important part of this prospectus. We incorporate by reference the documents we have filed with the SEC listed below and all documents we subsequently file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering under this prospectus:

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  Annual Report on Form 10-K for the fiscal year ended December 31, 2018, including the portions of our Definitive Proxy Statement on Schedule 14A filed on April 17, 2019 that are required to be incorporated by reference therein;

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  Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019 and June 30, 2019;

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  Current Reports on Form 8-K filed on January 30, 2019, April 4, 2019, April 25, 2019, May 31, 2019, June 13, 2019, June 18, 2019, July 31, 2019 and October 10, 2019; and

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  The description of our common stock on Form 8-A filed on March 18, 1994 (under the name California Water Service Company) and any future amendment or report filed for the purpose of updating that description.

        Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference in this prospectus or any prospectus supplement.

        We will provide at no cost to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any or all documents that are incorporated by reference into this prospectus, but not delivered with the prospectus, other than exhibits to the documents unless the exhibits are specifically incorporated by reference into the documents that this prospectus incorporates. You should direct requests to:

California Water Service Group
1720 North First Street
San Jose, CA 95112-4598
Attn: Investor Relations
Phone: (408) 367-8200

        You can also find these filings on our website at http://www.calwatergroup.com. However, we are not incorporating the information on our website other than these filings into this prospectus or any prospectus supplement.

        You should rely only on the information contained in or incorporated by reference in this prospectus or the applicable prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

        Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this prospectus or any prospectus supplement to the extent that a statement contained herein, in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or in any prospectus supplement, modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified and superseded, to constitute a part of this prospectus or any prospectus supplement.

California Water Service Group

Prospectus

October 31, 2019

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

        The following table sets forth the estimated fees and expenses payable by the registrants in connection with the issuance and distribution of the securities registered hereby:

Amount
SEC registration fee	$	*
Accountant's fees and expenses		**
Legal fees and expenses		**
Printing costs		**
Transfer agent and registrar fees and expenses		**
Blue sky fees and expenses		**
Miscellaneous expenses		**
Total	$	**

*
To be deferred pursuant to Rule 456(b) and calculated in connection with the offering of securities under this registration statement pursuant to Rule 457(r).

**
Because an indeterminate amount of securities is being registered, the expenses in connection with the issuance and distribution of the securities are not currently determinable. An estimate of these expenses for each offering under this registration statement will be reflected in the prospectus supplement relating thereto.

ITEM 15.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

        California Water Service Group ("CWSG") is a Delaware corporation. To the fullest extent permitted by the Delaware General Corporation Law, CWSG's certificate of incorporation eliminates a director's personal liability for monetary damages to CWSG and its stockholders, including liability arising from a breach of fiduciary duty as a director. Section 102 of the Delaware General Corporation Law allows a corporation to include in its certificate of incorporation a provision that eliminates the personal liability of the directors of that corporation to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

        Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933 (the "Securities Act"). Section Seven of CWSG's Certificate of Incorporation provides for indemnification of any person who is or was a party to a proceeding by reason of the fact that such person was an agent of CWSG, to the fullest extent permitted under Section 145 of the Delaware General Corporation Law.

        CWSG has entered into indemnity agreements with certain directors and executive officers. These agreements, among other things, indemnify the directors and executive officers for certain expenses (including attorneys' fees), judgments, fines, and settlement payments incurred by such persons in any action, including any action by or in the right of CWSG, in connection with the good faith performance of their duties as a director or officer. The indemnification agreements also provide for the advancement of expenses by CWSG to the officer or director upon request and upon receipt by CWSG of an undertaking to repay such advance in certain circumstances. In addition, CWSG maintains officers and directors liability insurance for an annual aggregate maximum coverage of up to $55 million.

        At present, there is no pending litigation or proceeding involving a director, officer, employee or other agent of CWSG in which indemnification is being sought, nor are we aware of any threatened litigation that may result in a claim for indemnification by any director, officer, employee or other agent of us.

ITEM 16.    EXHIBITS

        The following exhibits are filed as part of this registration statement.

Exhibit Number
1.1	*	Form of Underwriting Agreement for Equity Securities
4.1		Certificate of Incorporation of California Water Service Group (Exhibit 3.1 to Quarterly Report on Form 10-Q filed August 9, 2006)
4.2		Certificate of Amendment to Certificate of Incorporation of California Water Service Group (Exhibit 3.1 to Current Report on Form 8-K filed June 10, 2011)
4.3		Restated Bylaws of California Water Service Group as amended on October 28, 2015 (Exhibit 3 to the Quarterly Report on Form 10-Q filed October 29, 2015)
4.4
Certificate of Elimination regarding Series D Participating Preferred Stock, as filed with Delaware Secretary of State on February 27, 2019 (Exhibit 4.2 to Annual Report on Form 10-K for the year ended December 31, 2018)
5.1		Opinion of Gibson, Dunn & Crutcher LLP
23.1		Consent of Gibson, Dunn & Crutcher LLP (included in their opinion in Exhibit 5.1)
23.2		Consent of Independent Registered Public Accounting Firm
24.1		Power of attorney of certain officers and directors of California Water Service Group (included in signature page)

*
To be filed as an exhibit to the Quarterly Report on Form 10-Q for the quarter ended September 30, 2019 and incorporated by reference or by post-effective amendment.

ITEM 17.    UNDERTAKINGS

        The undersigned registrant hereby undertakes:

        (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, that paragraphs (a)(1)(i), (a)1(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

        (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

            (i)  Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

           (ii)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

        (5)   That, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be sellers to the purchaser and will be considered to offer or sell such securities to such purchaser:

            (i)  Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

           (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned registrant or used or referred to by an undersigned registrant;

          (iii)  The portion of any other free writing prospectus relating to the offering containing material information about an undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

          (iv)  Any other communication that is an offer in the offering made by an undersigned registrant to the purchaser.

        (6)   That, for purposes of determining any liability under the Securities Act of 1933, each filing of the undersigned registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (7)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons pursuant to the provisions referred to in Item 15 hereof, or otherwise, the undersigned registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by an undersigned registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the undersigned registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by such undersigned registrant is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on October 31, 2019.

CALIFORNIA WATER SERVICE GROUP
By:	/s/ MARTIN A. KROPELNICKI Martin A. Kropelnicki President and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Martin A. Kropelnicki and Thomas F. Smegal III, each of whom may act without joinder of the other, as their true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any and all Registration Statements filed pursuant to Section 462 of the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ MARTIN A. KROPELNICKI Martin A. Kropelnicki	President and Chief Executive Officer (Principal Executive Officer) and Director	October 31, 2019
/s/ THOMAS F. SMEGAL III Thomas F. Smegal III	Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	October 31, 2019
/s/ DAVID B. HEALEY David B. Healey	Vice President, Corporate Controller and Assistant Treasurer (Principal Accounting Officer)	October 31, 2019
/s/ PETER C. NELSON Peter C. Nelson	Director, Chairman of the Board of Directors	October 31, 2019

Signature	Title	Date

/s/ GREGORY E. ALIFF Gregory E. Aliff	Director	October 31, 2019
/s/ TERRY P. BAYER Terry P. Bayer	Director	October 31, 2019
/s/ THOMAS M. KRUMMEL Thomas M. Krummel, M.D.	Director	October 31, 2019
/s/ RICHARD P. MAGNUSON Richard P. Magnuson	Director	October 31, 2019
/s/ CAROL M. POTTENGER Carol M. Pottenger	Director	October 31, 2019
/s/ LESTER A. SNOW Lester A. Snow	Director	October 31, 2019
/s/ SHELLY M. ESQUE Shelly M. Esque	Director	October 31, 2019